EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 24, 2010 relating to the financial statements which appear in Amarin Corporation plc’s Annual Report on Form 20-F for the year ended December 31, 2009.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers

Dublin, Ireland

July 7, 2010